Exhibit 99.1

NEWS RELEASE

Warner Chilcott Announces Changes to Board of Directors

DUBLIN, Ireland, May 2, 2013 – Warner Chilcott plc (Nasdaq: WCRX) today announced that its Board of Directors has voted unanimously to appoint Paul Herendeen, the Company’s Executive Vice President and Chief Financial Officer, to the Company’s Board effective as of May 2, 2013. Mr. Herendeen will continue to serve as Executive Vice President and Chief Financial Officer of the Company.

Mr. Herendeen joined Warner Chilcott as Executive Vice President and Chief Financial Officer in April 2005 and is responsible for the Company’s finance, accounting and treasury functions. From April 2001 until March of 2005, he was Executive Vice President and Chief Financial Officer of MedPointe, Inc., now part of Meda AB.  From 1996 through March of 2001, he served in various capacities with Warner Chilcott’s predecessor companies including as a director and Executive Vice President from 1996 to 2001 and as Chief Financial Officer from 1997 to 2000. He holds an M.B.A. from the University of Virginia Darden School Of Business and a B.S. from Boston College.

The Company also announced that, effective May 2, 2013, Liam M. Fitzgerald resigned from the Board. Mr. Fitzgerald’s resignation was not the result of any disagreement between the Company and Mr. Fitzgerald on any matter relating to the Company’s operations, policies or practices.

The Company’s Chief Executive Officer and President, Roger Boissonneault, commented, “The other members of Warner Chilcott’s Board and I thank Liam for the contributions that he has made to the Company and wish him well in his future endeavors. We also welcome Paul to the Board.  Paul has made extraordinary contributions to Warner Chilcott over the last eight years and in his prior service to the Company.  We look forward to his continued contributions to Warner Chilcott at this level.”

The Company

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare, gastroenterology, urology and dermatology segments of the branded pharmaceuticals market, primarily in North America. The Company is a fully integrated company with internal resources dedicated to the development, manufacture and promotion of its products. WCRX-G

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition and our business plans, growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "may," "might," "will," "should," "estimate," "project," "plan," "anticipate," "expect," "intend," "outlook," "believe" and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors and market conditions in the industry in which we operate, including the approval and introduction of generic or branded products that compete with our products; our ability to protect our intellectual property; a delay in qualifying any of our manufacturing facilities that produce our products, production or regulatory problems with either our own manufacturing facilities or those of third party manufacturers, packagers or API suppliers upon whom we may rely for some of our products or other disruptions within our supply chain; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems and regulatory reforms, and the continued consolidation of the distribution network through which we sell our products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; adverse outcomes in our outstanding litigation, regulatory or arbitration matters or an increase in the number of such matters to which we are subject; the loss of key senior management or scientific staff; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; and the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2012, and from time-to-time in our other investor communications.

We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:	Rochelle Fuhrmann Investor Relations 973-442-3281 rfuhrmann@wcrx.com